SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

	1060 East Arques Ave., Sunnyvale, CA	94085
	(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5           OTHER EVENTS.

On May 28, 2004, Robert E. Valiton, Jr., Vice President of Worldwide Sales, of the Registrant, entered into a trading plan with Deutsche Banc Alex. Brown that is intended to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Pursuant to the plan, Deutsche Banc Alex. Brown will undertake to sell up to 40,000 shares of common stock of the Registrant currently subject to stock options held by Mr. Valiton under same day sale arrangements beginning June 21, 2004 through January 4, 2005, provided that the limit order prices specified in the plan are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2004		SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer